SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2024

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COEPTIS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COEP	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one-half of one share of Common Stock for $11.50 per whole share	COEPW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 29, 2024, Coeptis Therapeutics Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for the last 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”) for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Original Notice”). At that time, the Company was provided a compliance period of 180 calendar days from the date of the Original Notice, or until July 29, 2024, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

As the Company did not regain compliance with the Minimum Bid Price Requirement by July 29, 2024, and it was determined that the Company is not eligible for another 180 calendar-day extension because it did not meet the minimum stockholders’ equity initial listing requirements of $5,000,000 for Nasdaq, as set forth under Nasdaq Listing Rule 5505(b), the Company received a delisting determination letter on July 30, 2024 (the “Delisting Determination Letter”).

The Delisting Determination Letter states that unless the Company requests a hearing before a Nasdaq Hearing Panel (“Panel”) to appeal Nasdaq’s delisting determination by August 6, 2024, trading of the Common Stock will be suspended at the opening of business on August 8, 2024, and the Common Stock will be delisted from Nasdaq.

The Company intends to request a hearing before the Panel at which it will request a suspension of delisting pending its return to compliance. Pursuant to Nasdaq Listing Rule 5815(a)(1)(B), the Company expects that its hearing request will stay the suspension of trading and delisting of the Common Stock pending the conclusion of the hearing process. Consequently, the Company expects the Common Stock to remain listed on Nasdaq at least until the Panel renders a decision following the hearing.

The Company intends to provide a plan to regain compliance to the Panel, including, subject to approval of the Company’s Board of Directors and its stockholders, implementing a reverse stock split, should it be necessary.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other applicable Nasdaq listing rules, that the Company will be able to successfully implement a reverse stock split if it decides to pursue one, that the Panel will grant the Company’s request for a suspension of delisting on Nasdaq, or that the Company’s appeal of the delisting determination will be successful.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report include statements regarding its intent and ability to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other applicable Nasdaq listing rules, successfully implement a reverse stock split, or successfully appeal the delisting determination, and regarding the Panel’s grant of the Company’s request for a suspension of delisting on Nasdaq. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the risk that the Company may not be successful in its appeal to a Panel, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks, uncertainties, and important factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeptis Therapeutics Holdings, Inc.

Date: July 31, 2024	By:	/s/ David Mehalick
David Mehalick Chief Executive Officer

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